                                                                    Exhibit 4.10


                                 AMENDMENT NO. 8


      THIS AMENDMENT NO. 8, dated as of June 30, 1999 (the "Amendment") relating to the Credit Agreement referenced below, by and among NATIONAL MEDICAL CARE, INC., a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Paying Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

      WHEREAS, a $2.5 billion credit facility has been extended to National Medical Care, Inc. and certain subsidiaries and affiliates pursuant to the terms of that Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein, and NationsBank, N.A., as Paying Agent;

      WHEREAS, the Company has requested modification of certain covenants and certain other changes to the Credit Agreement more fully set forth herein;

      WHEREAS, the requested consents and modifications described herein require the consent of the Required Lenders; and

      WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Paying Agent to enter into this Amendment on their behalf to give effect to this Amendment;

      NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Section 8.1 of the Credit Agreement is hereby amended by deleting the word "and" from the end of clause (i) thereof, deleting the period from the end of clause (vi) thereof and inserting "; and" in its place and inserting the following immediately thereafter as a new clause (n):

            "(n) in addition to other indebtedness permitted by this Section 8.1, Indebtedness of Holdings and its Subsidiaries owed to Fresenius AG or any of its Subsidiaries in an aggregate principal amount not to exceed $400 million at any time outstanding; provided, that such Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the subordinated debt related to and included within the definition of Refinancing Securities, the Additional Subdebt, and the related guaranties; it being understood and agreed that any Indebtedness that has been subordinated to the payment of the Obligations pursuant to the provisions hereof shall not be considered a
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      Subordinated Debt Transaction for purposes of Section 3.3 or Subordinated
      Debt for purposes of Section 8.9."

      2. The Lenders hereby waive compliance with the provisions of the Credit Agreement as in effect before the execution and delivery of this Amendment No. 8 to the extent, and only to the extent, that any transaction or action of any member of the Consolidated Group would have been permitted by the provisions of the Credit Agreement as amended hereby.

      3. This Amendment shall be effective upon receipt by the Paying Agent of
(i) copies of this Amendment executed by the Company and the other members of the Consolidated Group identified on the signature pages hereto, and (ii) the consent of the Required Lenders to this Amendment.

      4. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

      5. The Company agrees to pay all reasonable costs and expenses of the Paying Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

      6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and its shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

      7. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of New York.




                                       2
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      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWERS:                    NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name:  Ben Lipps
                              Title: President

                              FRESENIUS MEDICAL CARE AG

                              By /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti
                              Title: Member of the Board of Management

                              By /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:  Dr. Werner Brandt
                              Title: Member of the Board of Management

                              NMC DO BRASIL LTDA.,
                              a Brazil corporation

                              By /s/ Joao Pedrinelli
                                 -----------------------------------------------
                              Name:  Joao Pedrinelli
                              Title: Member of the Board of Directors

                              NATIONAL MEDICAL CARE OF SPAIN, S.A.,
                              a Spanish corporation

                              By /s/ Dr. Emanuele Gotti   /s/ Dr. Andrea Stopper
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti,      Dr. Andrea Stopper
                              Title: Board Member             Board Member

                              NATIONAL MEDICAL CARE OF TAIWAN, INC.,
                              a Delaware corporation

                              By /s/ Roberto Fuste        /s/ Betty Na
                                 -----------------------------------------------
                              Name:  Roberto Fuste            Betty Na
                              Title: Members of the Board of Directors

                              NMC CENTRO MEDICO NACIONAL, LDA.,
                              a Portuguese corporation

                              By /s/ Ricardo Da Silva     /s/ John Allen
                                 -----------------------------------------------
                              Name:  Ricardo Da Silva,        John Allen
                              Title: Board Members

                              FRESENIUS MEDICAL CARE ARGENTINA, S.A.,
                              as successor by merger to
                              NMC DE ARGENTINA, S.A.,
                              an Argentine corporation

                              By /s/ Dr. Guido Yagupsky   /s/ Horst Radthe
                                 -----------------------------------------------
                              Name:  Dr. Guido Yagupsky,      Horst Radthe
                              Title: Board Members

                              FRESENIUS USA, INC.,
                              a Massachusetts corporation

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name:  Ben Lipps
                              Title: President

                              FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German corporation

                              By /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti
                              Title: Board Member

                              By /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:  Dr. Werner Brandt
                              Title: Board Member

                              FRESENIUS MEDICAL CARE GROUPE FRANCE
                              (formerly known as Fresenius Groupe France S.A.), a French corporation

                              By /s/ Udo Werle            /s/ Heinz Henrici
                                 -----------------------------------------------
                              Name:  Udo Werle                Heinz Henrici
                              Title: Board Members

                              FRESENIUS MEDICAL CARE HOLDING, S.p.A.,
                              an Italian corporation

                              By /s/ Dr. Emanuele Gotti   /s/ Dr. Andrea Stopper
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti       Dr. Andrea Stopper
                              Title: Board Members

                              FRESENIUS MEDICAL CARE ESPANA S.A.,
                              a Spanish corporation

                              By /s/ Dr. Emanuele Gotti   /s/ Manuel Gluete
                                 -----------------------------------------------
                              Name:  Dr. Emanuel Gotti        Manuel Gluete
                              Title: Board Members

                              FRESENIUS MEDICAL CARE MAGYAROSZA KfG,
                              a Hungarian corporation

                              By /s/ Norman Erhard
                                 -----------------------------------------------
                              Name:  Norman Erhard
                              Title: Board Member


GUARANTORS:                   FRESENIUS MEDICAL CARE HOLDINGS, INC.,
                              a New York corporation formerly known as WRG-NY

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name:  Ben Lipps
                              Title: President

                              NATIONAL MEDICAL CARE, INC.,
                              a Delaware corporation

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name: Ben Lipps
                              Title: President

                              BIO-MEDICAL APPLICATIONS MANAGEMENT CO.,
                              INC., a Delaware corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------------
                              Name:  Marc Lieberman
                              Title: Assistant Treasurer

                              LIFECHEM, INC.,
                              a Delaware corporation

                              By /s/ Marc Lieberman
                                 -----------------------------------------------
                              Name:  Marc Lieberman
                              Title: Assistant Treasurer

                              FRESENIUS MEDICAL CARE AG,
                              a German corporation

                              By /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti
                              Title: Member of the Management Board

                              By /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:  Dr. Werner Brandt
                              Title: Member of the Management Board

                              FRESENIUS USA, INC.,
                              a Massachusetts corporation

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name:  Ben Lipps
                              Title: President

                              FRESENIUS MEDICAL CARE DEUTSCHLAND
                              GmbH, a German corporation

                              By /s/ Dr. Emanuele Gotti
                                 -----------------------------------------------
                              Name:  Dr. Emanuele Gotti
                              Title: Board Member

                              By /s/ Dr. Werner Brandt
                                 -----------------------------------------------
                              Name:  Dr. Werner Brandt
                              Title: Board Member

                              FRESENIUS MEDICAL CARE GROUPE FRANCE,
                              a French corporation (formerly known as Fresenius Groupe France S.A.)

                              By /s/ Udo Werle            /s/ Heinz Henrici
                                 -----------------------------------------------
                              Name:  Udo Werle                Heinz Henrici
                              Title: Board of Directors
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                              FRESENIUS SECURITIES, INC.,
                              a California corporation

                              By /s/ Ben Lipps
                                 -----------------------------------------------
                              Name:  Ben Lipps
                              Title: President

                              NEOMEDICA, INC.,
                              a Delaware corporation

                              By /s/ Gary Scher
                                 -----------------------------------------------
                              Name:  Gary Scher
                              Title: Vice-President

                              FMC FINANCE S.A.,
                              a Luxembourg corporation

                              By /s/ John Allen
                                 -----------------------------------------------
                              Name:  John Allen
                              Title: Board Member

                              FMC TRUST FINANCE S.a.r.l. LUXEMBOURG,
                              a Luxembourg corporation

                              By /s/ Dr. Andrea Stopper
                                 -----------------------------------------------
                              Name:  Dr. Andrea Stopper
                              Title: Board Member

PAYING AGENT:                 NATIONSBANK, N.A.,
                              as Paying Agent for and on behalf of the Lenders

                              By /s/ Ashley M. Crabtree
                                 -----------------------------------------------
                              Name:  Ashley M. Crabtree
                              Title: Senior Vice President

                           CONSENT TO AMENDMENT NO. 8


NationsBank, N.A., as Paying Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Cindy Harmon, Agency Services

      Re: Credit Agreement dated as of September 27, 1996 (as amended and modified, the "Credit Agreement") among National Medical Care, Inc., the other Borrowers, Guarantors and Lenders identified therein and NationsBank, N.A., as Paying Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

            Amendment No. 8 dated June 30, 1999 (the "Subject Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

      This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Paying Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that Company and the other Credit Parties may rely on such authorization.

                                   Sincerely,



                                   _____________________________
                                          [Name of Lender]

                                   By:__________________________
                                   Name:
                                   Title: